Exhibit 99.1

FORTE BIOSCIENCES, INC. ANNOUNCES 2025 RESULTS AND PROVIDES UPDATE

DALLAS, TX – MARCH 31, 2026 – Forte Biosciences, Inc. (www.fortebiorx.com) (NASDAQ: FBRX), a clinical-stage biopharmaceutical company focused on autoimmune and autoimmune-related diseases, today announced its full year 2025 financial results and provided a business update.

“The clinical development for FB102 continues to progress well with important readouts in 2026.” said Forte Biosciences CEO Paul Wagner, PhD. “The topline results from our phase 2 celiac disease study is expected in 2026. Based on the strength of the positive results from the FB102 phase 1b CeD trial, which we reported in June 2025, we look forward to the phase 2 data further validating FB102 for the treatment of celiac disease. The FB102 phase 1b vitiligo clinical study is expected to have topline results in 1H 2026 and the alopecia areata phase 1b data readout is expected in 2026. This will be a very eventful year and further highlight FB102’s potential to address the significant unmet medical needs across multiple indications representing multi-billion dollar potential market opportunities.”

2025 Operating Results

Research and development expenses were $58.2 million for the year ended December 31, 2025, compared to $21.2 million during the same period in 2024. The increase was primarily due to an increase of $36 million in manufacturing and clinical expenses related to FB102 for our Phase 2 clinical trial for celiac disease and Phase 1b clinical trials for vitiligo and alopecia areata, an increase of $0.4 million in discovery work, and an increase of $1.9 million in personnel-related expenses due to an increase in headcount, partially offset by a decrease of $1.5 million in preclinical expenses as a result of toxicology work performed in 2024.

Our research and development expenses may increase as we continue to advance FB102 through a celiac Phase 2 trial including a U.S. arm as a result of the FDA approving our IND, multiple Phase 1b clinical trials and if we pursue additional autoimmune indications.

General and administrative expenses were $12.4 million for the year ended December 31, 2025 compared to $15.4 million for the same period in 2024. The decrease was primarily due to decreases in professional and legal advisory fees, including litigation and settlement expenses, of $6.1 million, partially offset by an increase of $3.0 million in personnel-related expenses, including additional non-cash stock-based compensation of $2.5 million.

Our general and administrative expenses may fluctuate in the future due to fluctuations in professional and advisory fees as we build out our infrastructure to advance FB102 through a Phase 2 trial, multiple Phase 1b clinical trials and if we pursue additional autoimmune indications.

Net losses per share were $(4.71) and $(12.17) for the year ended December 31, 2025 and 2024, respectively.

Forte ended the fourth quarter of 2025 with $77.0 million in cash and cash equivalents. There are 12.9 million shares of common stock and 4.9 million prefunded warrants outstanding as of December 31, 2025.

Forte Biosciences, Inc.

Consolidated Balance Sheets

(in thousands, except share and par value data)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$76,957	$22,244
Short-term investment	—	36,121
Prepaid expenses and other current assets	3,632	2,981

Total current assets	80,589	61,346
Property and equipment, net	129	77
Other assets	2,061	138

Total assets	$82,779	$61,561

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,989	$4,879
Accrued liabilities	10,762	4,202

Total current liabilities	20,751	9,081
Income tax payable	1,037	—

Total liabilities	21,788	9,081
Commitments and contingencies (Note 6)
Stockholders’ equity:
Common stock, $0.001 par value: 200,000,000 share, authorized as of December 31, 2025 and December 31, 2024; 12,948,308 and 6,393 ,323 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	13	6
Additional paid-in capital	284,348	206,461
Accumulated other comprehensive income	3	11
Accumulated deficit	(223,373)	(153,998)

Total stockholders’ equity	60,991	52,480

Total liabilities and stockholders’ equity	$82,779	$61,561

Forte Biosciences, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Year Ended December 31,
	2025	2024
Operating expenses:
Research and development	$57,647	$20,714
Research and development - related party	600	479
General and administrative	12,410	15,409

Total operating expenses	70,657	36,602

Loss from operations	(70,657)	(36,602)
Interest income	2,715	1,314
Other expense, net	(396)	(190)

Total other income, net	2,319	1,124

Net loss before taxes	(68,338)	(35,478)
Income tax expense	1,037	—

Net loss	$(69,375)	$(35,478)

Per share information:
Net loss per share - basic and diluted	$(4.71)	$(12.17)
Weighted average share, and pre-funded warrants outstanding, basic and diluted	14,717,734	2,915,894
Comprehensive loss:
Net loss	$(69,375)	$(35,478)
Unrealized (loss) gain on available-for-sale securities, net	(8)	7

Comprehensive loss	$(69,383)	$(35,471)

Additional details on Forte’s full year 2025 financial results can be found in Forte’s Form 10-K as filed with the SEC on March 31, 2026. You can also find more information in the investor relations section of Forte’s website at www.fortebiorx.com.

About Forte

Forte Biosciences, Inc. is a clinical-stage biopharmaceutical company that is advancing FB102, which is a proprietary anti-CD122 monoclonal antibody therapeutic candidate with potentially broad autoimmune and autoimmune-related indications.

Forward-Looking Statements

Forte cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. Forward-looking statements include statements regarding the Company’s beliefs, goals, intentions and expectations regarding its product candidate, FB102 and the therapeutic and commercial market potential of FB102, expectations for patient enrollment and timing of clinical data readouts. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation: risks related to Forte’s ability to obtain sufficient additional capital to continue to advance Forte’s product candidate, FB102; uncertainties associated with the clinical development and regulatory approval of Forte’s product candidate, FB102, including potential delays in the commencement, enrollment and completion of clinical trials, including the timing of the completion of the Company’s patient-based trials; the risk that results from preclinical and any interim result of our ongoing clinical trials may not be predictive of future results from clinical trials; risks associated with the failure to realize any value from FB102 in light of inherent risks, expense and difficulties involved in successfully bringing product candidates to market; and additional risks, uncertainties, and other information affecting Forte’s business and operating results is contained in Forte’s Annual Report on Forms 10-K filed on March 31, 2026, and in its other filings with the Securities and Exchange Commission. All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Forte undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

LifeSci Advisors	Forte Biosciences, Inc.
Mike Moyer, Managing Director	Paul Wagner, CEO
mmoyer@lifesciadvisors.com	investors@fortebiorx.com